CHAPMAN & FLANAGAN, LTD.
                   A Professional Legal Corporation

Daniel G. Chapman                                    Herbert M. Jacobi*
Sean P. Flanagan                                         of counsel
                                                   * Not licensed in Nevada



                           February 6, 2001


Board of Directors
CTI Diversified Holdings, Inc.
1116-925 West Georgia Street
Vancouver, B.C., Canada V6C 3L2

Gentlemen;

We have acted as special securities counsel for CTI Diversified Holdings, Inc. (formerly Unique Bagel Co., Inc.), a Delaware corporation (the "Company"). You have requested our opinion in connection with the registration by the Company of 5,000 shares (the "Shares") of its common stock to be issued pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. (Such registration statement, as amended or supplemented is hereinafter referred to as the "Registration Statement.") The Shares are to be issued under the Company's Legal Services Plan (the "Plan").

You have advised that:

1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.

2. Daniel G. Chapman and Sean P. Flanagan have acted and will continue to act as legal counsel on behalf of the Company.

3. In their capacities as legal counsel, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company's securities.

4. The Company has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of the Company.

5. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We have read such documents as have been made available to us. For purposes of this opinion, we have assumed the authenticity of such documents.


       2080 East Flamingo Road, Suite 112  Las Vegas, Nevada 89119
               (702) 650-5660  Facsimile (702) 650-5667


Chapman & Flanagan, Ltd.
Attorneys at Law

Board of Directors
February 6, 2001
Page -2-



Based on the accuracy of the information supplied to us, it is our opinion that the Company may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Plan.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Nevada or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

                              Sincerely,

                              /s/ Chapman & Flanagan, Ltd.
                              Chapman & Flanagan, Ltd.